Exhibit 21

                                  MASCOTECH, INC.
                             (a Delaware Corporation)
Subsidiaries


                                                     Jurisdiction of
                                                      Incorporation
                        Name                         or Organization
Arrow Specialty Company                                  Delaware
BLD Products, Ltd.                                       Michigan
  Novo Products, Inc.                                     Florida
Eagle Window & Door, Inc.                                  Iowa
  Eagle Service Company                                  Delaware
  Eagle Window & Door of Bellevue, Inc.                  Delaware
  EW&D of Maine, Inc.                                    Delaware
Hebco Products, Inc.                                       Ohio
International Brake Industries, Inc.                     Delaware
Kendallville Foundry, Inc.                               Delaware
Longman Enterprises, Inc.                                 Florida
  Pylon Manufacturing Corp.                              Delaware
Masco Industries International Sales, Inc.               Barbados
W.C. McCurdy Co.                                         Michigan
McGuane Industries, Inc.                                 Delaware
MascoTech Automotive Systems Group, Inc.                 Michigan
MascoTech Coatings, Inc.                                 Michigan
MascoTech Edison, Inc.                                  New Jersey
MascoTech Europe, Inc.                                   Delaware
MascoTech European Holdings, Inc.                        Delaware
 Glo SpA                                                  Italy
MascoTech GmbH                                           Germany
  H & B Hyprotec Technology OHG                          Germany
    Huber & Bauer GmbH 20%                               Germany
  Holzer GmbH & Co.                                      Germany
  Holzer Limited                                     United Kingdom
  Holzer Verwaltungs - GmbH                              Germany
MascoTech Forming Technologies-Fort Wayne, Inc.          Delaware
MascoTech Holding Company                                Delaware
MascoTech Industrial Components, Inc.                    Delaware
  Huron/St. Clair Manufacturing Company                  Delaware
MascoTech Services, Inc.                                 Delaware
MascoTech Sintered Components, Inc.                      Delaware
MascoTech Sintered Components of Indiana, Inc.           Delaware
MascoTech Limited                                     United Kingdom
  MascoTech Engineering - Europe Ltd.                 United Kingdom
    MascoTech Engineering - Europe, Inc.                 Michigan
    MascoTech Engineering GmbH                            Germany
    Canewdon Consultants Ltd.                         United Kingdom
 Lindsey Arrow Completion Systems                     United Kingdom
MascoTech Stamping Technologies, Inc.                    Delaware
MascoTech Tubular Products, Inc.                         Michigan
MASX Energy Services Group, Inc.                         Delaware
Mr. Bracket, Inc.                                        Delaware
NI Wheel, Inc.                                            Canada
NI Industries, Inc.                                      Delaware
  NI Foreign Military Sales, Inc.                        Delaware
  NI West, Inc.                                         California
  Norris Industries, Inc.                               California
  Norris Environmental Services, Inc.                   California
Plastic Form, Inc.                                       Delaware
Taylor Building Products Company                         Michigan

Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.